                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                 Analogy, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  ANALOGY, INC.
                              9205 SW GEMINI DRIVE
                               BEAVERTON, OR 97008


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 23, 1999



To the Shareholders of Analogy, Inc.:


NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Analogy, Inc. (the "Company") will be held on Friday, July 23, 1999, at 10:00 a.m., local time, at the Company's principal executive offices at 9205 S.W. Gemini Drive, Beaverton, Oregon 97008, for the following purposes:

1. ELECTION OF DIRECTORS. To elect three directors, each to serve for a three-year term and until their successors are duly elected and qualified (Proposal No. 1);

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment by the Board of Directors of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending March 31, 2000 (Proposal No. 2); and

3. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on June 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                       By Order of the Board of Directors,



                       /s/ Gary P. Arnold
                       Gary P. Arnold
                       President and Chief Executive Officer


Beaverton, Oregon
June 18, 1999



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  ANALOGY, INC.
                              9205 SW GEMINI DRIVE
                               BEAVERTON, OR 97008

-------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 23, 1999
-------------------------------------------------------------------------------

                                  INTRODUCTION

GENERAL

This Proxy Statement is being furnished to the shareholders of Analogy, Inc., an Oregon corporation ("Analogy" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Analogy common stock, no par value per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. local time, on July 23, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's principal executive offices at 9205 S.W. Gemini Drive, Beaverton, Oregon 97008. At the Annual Meeting, shareholders will be asked to elect three members of the Board of Directors; ratify the appointment by the Board of Directors of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending March 31, 2000; and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Analogy on or about June 18, 1999.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on June 1, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 2,416 beneficial holders of the 9,536,357 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions on the proxy. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2000. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Analogy, Inc., 9205 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                              ELECTION OF DIRECTORS

                                 PROPOSAL NO. 1

At the Annual Meeting, three directors will be elected, each for a three-year term and until their successors are duly elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend. The Company's Second Restated Bylaws provide that the Board of Directors shall be comprised of not less than three (3) nor more than twelve
(12) directors. The Board of Directors has currently set the number of directors at seven (7).

Under the Company's Third Restated Articles of Incorporation, the directors are divided into three classes and serve for terms of three years, with one class being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, principal occupation or employment, the periods during which he has served as a director of Analogy and positions currently held with the Company.

                                 DIRECTOR      EXPIRATION
DIRECTOR NOMINEES        AGE     SINCE         OF TERM        POSITIONS HELD WITH THE COMPANY
-----------------        ---     --------      ----------     -------------------------------
Gary P. Arnold           58      1993          1999           Chairman of the Board of Directors,
                                                              President and Chief Executive Officer
Neil E. Goldschmidt      60      1996          1999           Director
Charles E. Sporck        71      1996          1999           Director

CONTINUING DIRECTORS
John H. Faehndrich       72      1991          2000           Director
Martin Vlach             48      1989          2000           Vice President, Chief Scientist and Director
Robert L. Cattoi         73      1992          2001           Director
Frank Roehr              63      1995          2001           Director

GARY P. ARNOLD. Mr. Arnold joined the Company as President, Chief Executive Officer and Chairman of the Board in January 1993. From May 1990 to November 1992, Mr. Arnold was Chief Financial Officer at Tektronix, Inc. and from June 1980 to April 1990, he was Chief Financial Officer of National Semiconductor Corp. Mr. Arnold has extensive experience in the electronics industry in the areas of finance, strategic planning and operations, both in domestic and international markets. Mr. Arnold is a member of the Board of Directors of National Semiconductor Corporation. He holds a J.D. degree from the University of Tennessee College of Law and a bachelor's degree in Accounting from East Tennessee State University and received training in electronics while in the U.S. Navy.

NEIL E. GOLDSCHMIDT. Mr. Goldschmidt has served as a director of the Company since January 1996. Since January 1991, Mr. Goldschmidt has conducted a private law practice focused primarily on strategic planning for national and international business clients. From January 1987 to January

1991, Mr. Goldschmidt served as Governor of the State of Oregon. Prior to his 1986 gubernatorial campaign, Mr. Goldschmidt was an executive of Nike, Inc., serving as International Vice President from 1981 to 1985 and as President of Nike Canada from 1986 to 1987. Mr. Goldschmidt served as Secretary of Transportation in the Carter Administration from 1979 to 1981, and was known for his efforts to revive the ailing automotive industry.

CHARLES E. SPORCK. Mr. Sporck has served as a director of the Company since January 1996. From 1967 to 1991, Mr. Sporck served as President and Chief Executive Officer of National Semiconductor Corporation, a developer of advanced, proprietary semiconductor and systems products. Mr. Sporck has continued to serve as a director of National Semiconductor Corporation since his retirement in 1991. Mr. Sporck was a founding member of the Semiconductor Industry Association (SIA) and a former board member of the SIA and SEMATECH.

JOHN H. FAEHNDRICH. Mr. Faehndrich has served as a director of the Company since January 1991. From 1981 to 1987 Mr. Faehndrich served as Director of Finance at Lavino S.A. South Africa. From 1985 to 1991 he also served as director for IMC Italy, IMC France and IMC UK.

MARTIN VLACH. Mr. Vlach was a founder of the Company. Mr. Vlach has been a director of the Company since November 1989. From 1972 to 1986 Mr. Vlach was involved in several projects in the area of circuit simulation in the Department of Electrical Engineering at the University of Waterloo and at Bell Northern Research, Ltd. Mr. Vlach received his bachelor's degree in Mathematics in 1975, and degrees in Electrical Engineering of MA Science in 1980 and Ph.D. in 1984, from the University of Waterloo, Waterloo, Ontario, Canada.

ROBERT L. CATTOI. Mr. Cattoi has served as a director of the Company since March 1992. From 1950 to 1995 Mr. Cattoi was employed by Rockwell International. From 1984 to 1995, he was Senior Vice President, Research & Engineering and Chief Technical Officer. In 1996 he was a consultant to the DoD Defense Manufacturing Council. He currently serves as an independent technical consultant to Rockwell, and is vice head of the U.S. Delegation for Intelligent Manufacturing Systems, a collaborative initiative involving the U.S., European Union, Japan, Canada and Australia.

FRANK ROEHR. Mr. Roehr has served as a director of the Company since February 1995. Mr. Roehr is a co-founder and Chairman of the Board of Young & Roehr Advertising. Mr. Roehr retired from Young & Roehr in 1990. Young & Roehr is an advertising agency specializing in technology and transportation.

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

The Board of Directors has appointed a standing Audit Committee and a Compensation Committee. The Audit Committee, comprised of Messrs. Faehndrich, Goldschmidt and Sporck, met once during fiscal year 1999. The Audit Committee reviews the scope of the independent annual audit and the Company's financial and accounting controls. The Compensation Committee, comprised of Messrs. Cattoi, Roehr, and Goldschmidt met once during fiscal year 1999. The Compensation Committee reviews executive compensation, establishes executive compensation levels and administers the Company's stock option and stock purchase plans.

During the year ended March 31, 1999 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

The Board of Directors has appointed a Nominating Committee comprised of the three non-employee directors who are not standing for re-election. The Nominating Committee is comprised of Messrs. Cattoi, Faehndrich, and Roehr. The Company's Second Restated Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's Second Restated Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

See "Management - Director Compensation" for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company. Executive officers are elected by the Board of Directors and hold office until their successors are duly elected and qualified.


NAME                     AGE     POSITION
----                     ---     --------
Gary P. Arnold           58      Chairman of the Board of Directors, President and Chief Executive Officer
Martin Vlach             48      Vice President, Chief Scientist and Director
David W. Smith           43      Vice President, Chief Scientist
Christopher Brigden      51      Senior Vice President, Sales & Marketing
Howard Fu-Hwa Ko         43      Vice President, Engineering

Information concerning the principal occupation of Messrs. Arnold and Vlach is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

DAVID W. SMITH. Mr. Smith, Vice President, Chief Scientist, was a founder of the Company. Mr. Smith has served in his current position since December 1995. From December 1992 to December 1995, Mr. Smith served as Vice President, Advanced Product Development. Prior to that time Mr. Smith served as Vice President of Engineering. Prior to joining the Company Mr. Smith was the Engineering Group Manager with Metheus-Computervision and was a Senior Engineer at General Dynamics in Pomona, California, working in IC design and analysis. Mr. Smith holds a bachelor's degree in Electrical Engineering from California Polytechnic in Pomona and has taken graduate level courses in computer science from the University of Southern California and California Polytechnic.

CHRISTOPHER BRIGDEN. Mr. Brigden, Senior Vice President, Sales & Marketing, was appointed to his current position with the Company effective May 14, 1998. Prior to his appointment, Mr. Brigden served from 1991 as European Manager of the Company's European subsidiaries located in the United Kingdom, Germany and France. Prior to joining the Company, Mr. Brigden was employed by Daisix, Inc. where he held the position of Vice President, Asia-Pacific. Mr. Brigden holds a bachelor's degree in Electrical Engineering and a Certificate in Education from the University of London.

DR. HOWARD FU-HWA KO. Dr. Ko, Vice President, Engineering, has served in his current position since December 1996. From November 1995 to November, 1996, Dr. Ko served as the Company's Director of Software Product Engineering. From June 1995 to October 1995, Dr. Ko was the Engineering Director of Analog and Mixed Signal Simulation and Modeling for Mentor Graphics Corporations' IC and Mixed signal Division and from July 1993 to May 1995, he was the Engineering Director for the Simulation Technology Division and Analog and Mixed Signal Division. From December 1988 to June 1993, Dr. Ko held various engineering management responsibilities at Mentor Graphics Corporation. In prior employment, Dr. Ko held various technical and management positions at Shiva MultiSystems, Simucad, HHB, and Cadnetix Corporation. Dr. Ko holds a bachelor's degree in Electrical Engineering from the National Taiwan University of Taipei, Taiwan, and a Ph.D. from the University of California, Berkeley.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information for the fiscal years ended March 31, 1996, 1997, 1998, and 1999 concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers"), for the fiscal year ended March 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL                          LONG-TERM
                                                         COMPENSATION                      COMPENSATION
                                            ---------------------------------------       --------------
                                                                                               STOCK
                                                                                              OPTIONS               ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR       SALARY($)        BONUS($)(1)          GRANTED(#)          COMPENSATION($)
---------------------------                 ----       ---------        -----------          ----------          ---------------
Gary P. Arnold                              1999       $217,708           $40,000                    --              $4,800(3)
  President and Chief                       1998        198,885            17,667                    --               3,200(3)
    Executive Officer                       1997        170,843            53,000            100,000(2)               4,123(3)

Martin Vlach                                1999        154,167            28,000                    --               4,800(3)
  Vice President,                           1998        138,979             6,667              5,000(4)               2,917(3)
    Chief Scientist                         1997        113,895            20,000             10,000(5)               2,544(3)

David W. Smith                              1999        174,167            28,000                    --               4,800(3)
  Vice President,                           1998        144,051             6,667              5,000(4)               3,019(3)
    Chief Scientist                         1997        117,083            30,000             10,000(5)               2,675(3)

Christopher Brigden                         1999        145,371(6)         75,984               100,000                     --
  Senior Vice President,                    1998        121,097            79,537                12,000                     --
    Sales & Marketing                       1997        117,496            70,269                    --                     --

Howard Ko                                   1999        159,177            20,000                    --               4,800(3)
  Vice President,                           1998        143,542             6,000              6,000(4)               2,995(3)
    Engineering                             1997        124,375             9,158             30,000(5)               2,671(3)


(1) Represents bonuses paid pursuant to a formula set by the Compensation Committee.

(2) This is an incentive-based option approved by the Compensation Committee. Vesting of this option is dependent on achieving specific revenue growth rates and selected net income goals. These objectives were not met and option has since terminated.

(3) Represents matching amounts contributed by the Company to the named executive officer's 401(k) plan.

(4) Options to purchase 5,000 shares of the Company's Common Stock were granted on October 1, 1997, to Messrs. Vlach, Smith, and Ko, respectively, at $5.875 per share.

(5) Options to purchase 10,000, 30,000, and 10,000 shares of the Company's Common Stock originally granted on April 24, 1996, to Messrs. Vlach, Ko, and Smith, respectively, at $9.00 per share, were repriced on August 9, 1996, at $5.125 per share. The Board of Directors believed it was in the best interest of the Company that the named executive officers, along with all other employees who were granted options at $9.00 per share, to receive a lower option price through the cancellation of the options issued at $9.00 per share and the reissuance of replacement options at the $5.125 per share exercise price.

(6) Effective May 14, 1998, Mr. Brigden was appointed to the position of Senior Vice President, Sales & Marketings.

STOCK OPTIONS

The following table sets forth certain information concerning options granted to the named executive officers during the year ended March 31, 1999 under the Company's 1993 Stock Incentive Plan (the "1993 Plan").

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                     ----------------------------------------------
                                                 PERCENT OF
                                                   TOTAL                                      POTENTIAL REALIZABLE
                                                  OPTIONS                                   VALUE AT ASSUMED ANNUAL
                                                 GRANTED TO                                         RATES OF
                                                 EMPLOYEES                                        STOCK PRICE
                                                  IN LAST       EXERCISE                        APPRECIATION FOR
                                 OPTIONS          FISCAL         PRICE        EXPIRATION          OPTION TERM(3)
NAME                          GRANTED(#)(1)       YEAR(%)      ($/SH)(2)         DATE          ($) 5%        ($) 10%
----                          -------------       -------      ---------         ----           -----         ------
Gary P. Arnold                        --              --             --               --            --          --
Martin Vlach                          --              --             --               --            --          --
David W. Smith                        --              --             --               --            --          --
Christopher Brigden              100,000           22.15         5.8125        5/15/2008      $369,476       $936,324
Howard Ko                             --              --             --               --            --          --


(1) Options granted become exercisable starting 12 months after the date of grant, with one-quarter of the total number of options granted becoming exercisable at that time and with an additional one-quarter of such options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively.

(2) Options were granted at an exercise price equal to fair market value of the Common Stock on the close of trading the day before the date of grant, May 14, 1998.

(3) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDING

The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's 1993 Plan during the year ended March 31, 1999, and the number and value of unexercised options held as of March 31, 1999.

                                                                                               VALUE OF UNEXERCISED
                            SHARES                   NUMBER OF UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                           ACQUIRED                          MARCH 31, 1999(#)                 AT MARCH 31, 1999(1)
                              ON         VALUE               -----------------             -----------------------------
       NAME                EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
-----------------          --------     --------      -----------     --------------       -----------     -------------
Gary P. Arnold               ----         ----           375,000             25,000          $630,000          $----
Martin Vlach                 ----         ----            31,250              8,750            27,500           ----
David W. Smith               ----         ----            31,250              8,750            27,500           ----
Christopher Brigden          ----         ----            70,500             84,000            34,250           ----
Howard Ko                    ----         ----            35,250             25,750              ----           ----

(1) The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on March 31, 1999, at $3.50 per share. Amounts reflected are based on the market price on such date minus the exercise price and do not necessarily indicate that the optionee sold such stock.

CHANGE IN CONTROL AGREEMENT

The Company and Gary P. Arnold, the Company's President and Chief Executive Officer, have entered into a Control Change Agreement. Under this Agreement, upon a Control Change (defined as a sale of a majority of the voting stock in, or substantially all of the assets of, the Company to an entity controlled by persons other than those who have a majority ownership or effective control of the Company prior to the sale), the vesting schedule of all stock options held by Mr. Arnold is accelerated such that all options become fully exercisable. In addition, if Mr. Arnold is terminated without cause during the Control Change Window (defined as the period beginning 60 days before the date of a letter of intent, term sheet or other similar document is first presented to the Company and ending one year after the closing of the transaction in which the Control Change occurs), all of Mr. Arnold's stock options will become exercisable prior to the termination date and the Company must pay Mr. Arnold 2.99 times his average annual salary during the period of his employment with the Company or during the immediately preceding five years, whichever is shorter. In addition, if Mr. Arnold's title is removed, if his duties are materially changed or if his pay is reduced during a Control Change Window, or if Mr. Arnold's duties change materially as a result of a Control Change, Mr. Arnold may treat such action as a termination without cause.

DIRECTOR COMPENSATION

For the fiscal year ended March 31, 1999, the non-employee members of the Board of Directors received no payment for their services as a director. The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In the fiscal year ended March 31, 1999, non-employee members of the Board of Directors received stock options under the Company's 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Director Plan") based on the number of years in the term each director is elected to serve. Under the 1995 Nonemployee Director Plan, upon election to the Board of Directors, commencing with the 1996 Annual Meeting of Shareholders, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock for each year of such director's elected term. The first 5,000 shares vested immediately upon grant and 5,000 shares vest on each anniversary of the grant date for the director's elected term.

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive compensation and corporate performance, while at the same time motivating and retaining executive officers.

EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, bonuses and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

BASE SALARY. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers and employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for the year ended March 31, 1999 were reasonable as compared to amounts paid by companies of similar size.

CASH BONUSES. The Compensation Committee believes that a proportion of total cash compensation for executive officers should be subject to attainment of specific company performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes cash bonuses for executive officers based on the Company's achievement of certain performance criteria.

STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

COMPENSATION OF CHIEF EXECUTIVE OFFICER. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary and stock options received by Gary P. Arnold, the Company's President and Chief Executive Officer and a director of the Company, for services rendered during the year ended March 31, 1999. Mr. Arnold's base salary was set at $225,000 for the year ended March 31, 1999, and based on achieving performance goals established by the Compensation Committee, was paid a bonus of $40,000 during fiscal year 1999.

COMPENSATION COMMITTEE
Robert L. Cattoi
Neil E. Goldschmidt
Frank Roehr

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the fiscal year ended March 31, 1999, were Messrs. Cattoi, Goldschmidt, and Roehr, none of whom is, or has been, an officer or an employee of the Company.

STOCK PERFORMANCE GRAPH

The Commission requires that registrants include in their proxy statement a line-graph presentation comparing total cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company completed its initial public offering on March 22, 1996. Accordingly, the following graph includes the required information from March 22, 1996 through the end of the last fiscal year (March 31, 1999). The broad-based market index used is the NASDAQ Stock Market (U.S.) Index and the industry-specific index used is the Hambrecht & Quist ("H&Q") Technology Index.

                COMPARISON OF 36 MONTH CUMULATIVE TOTAL RETURN
           AMONG ANALOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

     Date                Analogy, Inc.      Nasdaq US Index       H&Q Index
     -------             -------------      ---------------       ---------
     3/22/96                  100                 100                 100
     3/31/96                  107                 100                  99
     3/31/97                   53                 111                 116
     3/31/98                  107                 168                 172
     3/31/99                   47                 227                 241

The above graph compares the performance of the Company with that of the Nasdaq Stock Market U.S. Index and the H&Q Technology Index with the investment weighted on market capitalization. The past performance of the Company's Common Stock is not an indication of future performance. There can be no assurances that the price of the Company's Common Stock will appreciate at any particular rate or at all in future years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal 1999, or written representations from certain reporting persons that no other reports were required, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with for fiscal 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last fiscal year, to the best of the Company's knowledge, there has been no transaction that merits disclosure under this section.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 1, 1999, with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's continuing directors; (iii) each of the Company's nominees for election as director;
(iv) each of the Company's named executive officers; and (v) all directors and executive officers as a group.

                                                                    SHARES OF COMMON
                                                                   STOCK BENEFICIALLY            PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                                               OWNED (1)                STOCK OUTSTANDING
-------------------------                                          ------------------            -----------------
State of Wisconsin Investment Board(2)
121 East Wilson Street
Madison WI 53707                                                          756,000                       7.93%
Gary  P. Arnold
9205 SW Gemini
Beaverton, OR 97008                                                       739,252                       7.75%
Martin Vlach
9205 SW Gemini Drive
Beaverton, OR 97008                                                       280,182                       2.94%
David W. Smith                                                            241,250                       2.53%
Christopher Brigden                                                        70,500                           *
Howard Ko                                                                  58,050                           *
Robert L. Cattoi                                                           15,000                           *
John Faehndrich                                                           157,400                       1.65%
Neil E. Goldschmidt                                                        15,000                           *
Frank Roehr                                                                37,500                           *
Charles E. Sporck                                                          15,000                           *
All Directors and Executive Officers as a Group                         1,629,134                      17.08%
(10 persons)

(*) Represents beneficial ownership of less than 1% of the outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from June 1, 1999, are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of June 1, 1999, is as follows: Mr. Arnold - 406,252; Mr. Vlach - 31,250; Mr. Brigden - 70,500; Mr. Ko - 35,250; Mr. Smith -
         31,250; Mr. Cattoi -15,000; Mr. Faehndrich - 20,000; Mr. Goldschmidt - 15,000; Mr. Roehr - 15,000; Mr. Sporck - 15,000; all Executive Officers and Directors as a group - 574,502.

(2) This information as to beneficial ownership is based on a Schedule 13G dated January 16, 1999, filed by the State of Wisconsin Investment Board. The State of Wisconsin Investment Board has sole voting and dispositive power for all 756,000 shares.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                 PROPOSAL NO. 2

The Board of Directors has appointed KPMG Peat Marwick, LLP to act as independent auditors for the Company for the fiscal year ending March 31, 2000, subject to ratification of such appointment by the Company's shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick, LLP to audit the books and accounts of the Company for the fiscal year ending March 31, 2000. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

KPMG Peat Marwick, LLP was the independent auditor for the Company for the fiscal year ended March 31, 1999. A representative of KPMG Peat Marwick, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on determination of the outcome of this proposal.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company not later than February 18, 2000, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "Commission"). In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

                                 OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.
                             COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

A copy of the Company's Combination Annual Report to Shareholders for the fiscal year ended March 31, 1999/Report on Form 10-K accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended March 31, 1999 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Mr. Gary Arnold, President, Analogy, Inc., 9205 S.W. Gemini Drive, Beaverton, Oregon 97008.

                       By Order of the Board of Directors,




                       /s/ Gary P. Arnold
                       Gary P. Arnold
                       President and Chief Executive Officer
Beaverton, Oregon
June 18, 1999

                                 ANALOGY, INC.
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 1999

    The undersigned shareholder of Analogy, Inc., an Oregon corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 18, 1999 and hereby names, constitutes and appoints Gary Arnold and Martin Vlach, or either of them, with full power of substitution in each, my true and lawful attorneys and Proxies for me and in my place and stead to vote all shares of Common Stock of the Company entitled to be voted by the undersigned on the Record Date of June 1, 1999, with all the powers that the undersigned would possess if she or he were personally present at the Annual Meeting. The Annual Meeting of Shareholders of the Company will be held at 10:00 am on July 23, 1999, at the Company's principal offices at 9205 SW Gemini Drive, Beaverton, Oregon 97008 where shareholders shall vote upon the following matters:

1.   PROPOSAL 1--Election    / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
     of three Directors      (EXCEPT AS MARKED TO THE CONTRARY BELOW)  (TO VOTE FOR NOMINEES BELOW)

   (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

          GARY P. ARNOLD       NEIL E. GOLDSCHMIDT       CHARLES F. SPORCK

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
                                   NAMED ABOVE.

2. PROPOSAL 2--To ratify the appointment of KPMG Peat Marwick, LLP as the Company's independent auditors for the year ending March 31, 2000.

      / /  FOR PROPOSAL 2  / /  AGAINST PROPOSAL 2  / /  ABSTAIN ON PROPOSAL 2

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
                                  PROPOSAL 2.

3. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. The Company is not presently aware of any such matters to be presented for action at the meeting.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES ANY OTHER PROXY OR PROXIES PREVIOUSLY GIVEN.

                          (CONTINUED ON REVERSE SIDE)

    PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THE PROXY CARD. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURES OF BOTH SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING HIS/HER TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. IF A PARTNERSHIP IS SIGNING, PLEASE SIGN IN THE PARTNERSHIP NAME BY AUTHORIZED PERSON(S).

    IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL SUCH CARDS IN THE ACCOMPANYING ENVELOPE.
                                             Dated _____________________________
                                             ___________________________________

                                             Shareholder (print name)
                                             ___________________________________

                                             Shareholder (sign name)

                                             I do / /  do not / / plan to attend
                                             the meeting. (Please check)

    The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices, 9205 SW Gemini Drive, Beaverton, OR 97008, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.